[POLYMEDICA LOGO]


FOR IMMEDIATE RELEASE

         POLYMEDICA ANNOUNCES RESULTS FOR FISCAL 2003 FOURTH QUARTER AND
                        FISCAL YEAR ENDED MARCH 31, 2003

      -     4Q EPS OF $0.86 COMPARED TO $0.69 IN 4Q FISCAL 2002

      -     4Q NET REVENUES OF $97 MILLION, UP 29% OVER 4Q FISCAL 2002

      -     FISCAL 2003 NET REVENUES OF $356 MILLION, UP 27% OVER FISCAL 2002

      -     RECORD QUARTERLY CASH FLOW FROM OPERATIONS OF $9.1 MILLION

WOBURN, MA - MAY 28, 2003 -- POLYMEDICA CORPORATION (NNM: PLMD) today announced its financial results for the fiscal 2003 fourth quarter and fiscal year ended March 31, 2003.

Fiscal 2003 Fourth Quarter

Net revenues for the fiscal 2003 fourth quarter were $96.7 million compared to $75.1 million for the fiscal 2002 fourth quarter, an increase of $21.6 million, or 28.7%. Net income for the quarter was $10.9 million, and earnings per share (diluted) in the quarter were $0.86, compared to $8.6 million or $0.69 per share for the fiscal 2002 fourth quarter. Cash flow from operations for the quarter was a record $9.1 million.

Fiscal 2003 Full Year

Net revenues for the fiscal year ended March 31, 2003 were $356.2 million, a 27.4% increase from the $279.7 million recorded a year ago. Net income for the year was $25.6 million, and earnings per share (diluted) were $2.04, compared to $30.4 million or $2.38 per share reported for fiscal 2002. As previously announced, in connection with the adoption of SFAS 142, "Goodwill and Other Intangible Assets", the Company recorded a goodwill impairment loss of $23.8 million (pre-tax) related to its urological products as a cumulative effect of a change in accounting principal retroactive to April 1, 2002. The original goodwill related to these products was recorded in December 1992 in connection with the purchase of a urological product line.

Income before cumulative effect of accounting change (excluding the goodwill impairment charge) was $40.2 million or $3.21 per share, diluted, compared to $30.4 million or $2.38 per share, diluted, in the prior year.

Cash flow from operations for the year was $29.4 million.

Commenting on the financial results, Lead Director and Interim CEO Samuel L. Shanaman said, "The fourth quarter's financial results once again demonstrated PolyMedica's ability to continue growing while delivering solid financial performance. I am particularly pleased by the growth in our non-Medicare initiative, Liberty Pharmacy, which produced over $20 million in net revenues in its first full year of operation and ended the year at an annual revenue run rate of over $30 million."

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
Shanaman continued, "Our continued strong performance is especially impressive coming in a year of transition for the Company. In the past year, in addition to growing Liberty's pharmacy business, our successes included the continued growth of our core diabetes and respiratory customer base and the expansion of the base of doctors with whom we work. We also opened extensive new facilities in Port St. Lucie, Florida and realigned our Liberty business units to take maximum advantage of the opportunities that lie ahead. Given our ability to build and retain a solid customer base and the potential for expanding and extending our current product offerings, I continue to remain very excited about the Company's future."

Conference Call and Replay

PolyMedica management will host a conference call and live Webcast today, Wednesday, May 28, at 4:30 p.m., EDT, to discuss the Company's fiscal fourth quarter and fiscal 2003 year. To listen to the conference call over the Internet, go to www.polymedica.com or www.companyboardroom.com. Go to either Web site at least 15 minutes early to register and download and install any necessary audio software. For those unable to participate, a rebroadcast will be made available at www.polymedica.com and www.companyboardroom.com for 90 days after the call. It will be available shortly after the call.

About PolyMedica (www.polymedica.com)

PolyMedica is a rapidly growing national medical products company. The Company is best known through its Liberty brand name and innovative direct-to-consumer television advertising to seniors with diabetes and respiratory disease. Building on its technology-based operating platform and compliance management focus, PolyMedica continues to expand its product offerings in these chronic disease and other categories.

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, outcomes of government inquiries and investigations and related litigation, continued compliance with government regulations, changes in Medicare reimbursement, fluctuations in customer demand, management of rapid growth, intensity of competition from other healthcare product vendors, timing and acceptance of new product introductions, general economic conditions, geopolitical events and regulatory changes, as well as other especially relevant risks detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended March 31, 2002, its Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 2002. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this press release.

                                       ###


For additional information, contact:
Fred ("Skip") Croninger                            Jim Barron/Denise DesChenes
PolyMedica Corporation                             Citigate Sard Verbinnen
(781) 933-2020                                     (212) 687-8080

                            (Financial Tables Follow)


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
MAY 28, 2003

                             POLYMEDICA CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 THREE MONTHS ENDED                           YEAR ENDED
                                              MAR. 31,      MAR. 31,            %       MAR. 31,       MAR. 31,          %
                                               2003           2002           CHANGE       2003           2002         CHANGE
                                               ----           ----           ------       ----           ----         ------
Net revenues                                 $  96,655      $  75,093           28.7%  $ 356,185      $ 279,661           27.4%
Cost of sales                                   35,084         27,192           29.0%    126,844         97,519           30.1%
                                             ---------      ---------      ---------   ---------      ---------      ---------
Gross margin                                    61,571         47,901           28.5%    229,341        182,142           25.9%
Selling, general and administrative
expenses                                        43,763         34,386           27.3%    163,768        133,609           22.6%
                                             ---------      ---------      ---------   ---------      ---------      ---------
Income from operations                          17,808         13,515           31.8%     65,573         48,533           35.1%
Other income and expense                           (93)           (95)           2.1%        (25)           361         (106.9%)
                                             ---------      ---------      ---------   ---------      ---------      ---------
Income before income taxes                      17,715         13,420           32.0%     65,548         48,894           34.1%
Income tax provision                             6,838          4,861           40.7%     25,301         18,483           36.9%
                                             ---------      ---------      ---------   ---------      ---------      ---------
Income before cumulative effect of
 accounting change                              10,877          8,559           27.1%     40,247         30,411           32.3%
Cumulative effect of accounting
 change, net of taxes of $9,187 (A)                 --             --             --     (14,615)            --           N/A
                                             ---------      ---------      ---------   ---------      ---------      ---------
Net income                                   $  10,877      $   8,559           27.1%  $  25,632      $  30,411          (15.7%)
                                             =========      =========      =========   =========      =========      =========
Diluted earnings per share:
  Income before cumulative effect
  of accounting change                       $     .86      $     .69           24.6%  $    3.21      $    2.38           34.9%
   Net income                                $     .86      $     .69           24.6%  $    2.04      $    2.38          (14.3%)
Weighted average shares, diluted                12,588         12,362            1.8%     12,546         12,780           (1.8%)

(A) Accounting change refers to the April 1, 2002 adoption of SFAS No. 142,
"Goodwill and Other Intangible Assets."

SUPPLEMENTAL INFORMATION ON SEGMENT NET REVENUES:

Liberty Diabetes                             $  65,087      $  55,561           17.1%  $ 244,683      $ 207,262           18.1%
Liberty Respiratory                             20,174         14,746           36.8%     75,128         52,355           43.5%
Pharmaceuticals                                 11,394          4,786          138.1%     36,374         20,044           81.5%
                                             ---------      ---------      ---------   ---------      ---------      ---------

Total net revenues                           $  96,655      $  75,093           28.7%  $ 356,185      $ 279,661           27.4%
                                             =========      =========      =========   =========      =========      =========

SUPPLEMENTAL SUMMARIZED INFORMATION ON CASH FLOWS:

Cash flows from operating activities         $   9,052      $   5,548                  $  29,449      $  22,899
Cash flows from investing activities            (7,805)        (5,275)                   (23,517)       (15,229)
Cash flows from financing activities            (6,001)          (642)                    (6,654)       (19,357)
                                             ---------      ---------                  ---------      ---------
Net change in cash and cash equivalents         (4,754)          (369)                      (722)       (11,687)

Beginning cash and cash equivalents             31,916         28,253                     27,884         39,571
                                             ---------      ---------                  ---------      ---------

Ending cash and cash equivalents             $  27,162      $  27,884                  $  27,162      $  27,884
                                             =========      =========                  =========      =========

MAY 28, 2003

                             POLYMEDICA CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                         March 31,    March 31,
                                                           2003         2002
                                                         --------     --------
ASSETS
Current assets:
     Cash and cash equivalents                           $ 27,162     $ 27,884
     Marketable securities                                  1,442           --
     Accounts receivable, net                              61,168       44,059
     Inventories                                           18,850       21,663
     Deferred tax asset                                    15,061       10,622
     Prepaid expenses and other current assets              3,438        1,727
                                                         --------     --------
          Total current assets                            127,121      105,955
Property, plant and equipment, net                         53,304       34,603
Goodwill                                                    5,946       29,748
Intangible assets, net                                        108          698
Direct response advertising, net                           64,061       52,112
Other assets                                                1,530        1,276
                                                         --------     --------
          Total assets                                   $252,070     $224,392
                                                         ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses               $ 28,204     $ 23,260
     Certain amounts due to Medicare and others             2,476        4,798
     Current portion, capital lease obligations and
        note payable                                        2,310          742
                                                         --------     --------
          Total current liabilities                        32,990       28,800
Long-term capital lease and other obligations               1,877        1,485
Deferred income taxes                                      20,528       20,524
                                                         --------     --------
          Total liabilities                                55,395       50,809
          Total shareholders' equity                      196,675      173,583
                                                         --------     --------
          Total liabilities and shareholders' equity     $252,070     $224,392
                                                         ========     ========


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